United International Accountancy Corp.
23441 Golden Springs Dr. #1 6 0
 Diamond Bar , CA   91765 , U.S.A.
 Tel: 1. 909.263.2550
 Fax: 1. 909. 598 . 8891

October 15, 2008

Office of the Chief Accountant

SECPS Letter File

Mail Stop 9-5

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: Tank Sports, Inc.

We have read the statements that we understand Tank Sports, Inc. will include under Item 4.01 of the Form 8-K/A report, dated October 15, 2008, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,
United International Accountancy Corporation

  SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report too be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2008                                                                  United International Accountancy Corporation

                                                                                                                  By:     /s/ United International Accountancy Corporation